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                                                                     Exhibit 1.1


                 World Wrestling Federation Entertainment, Inc.



                    8,000,000 Shares of Class A Common Stock



                          U.S. UNDERWRITING AGREEMENT

                                October __, 1999



                            BEAR, STEARNS & CO. INC.
                           CREDIT SUISSE FIRST BOSTON
                              MERRILL LYNCH & CO.
                            WIT CAPITAL CORPORATION


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                                                                October __, 1999


Bear, Stearns & Co. Inc.
Credit Suisse First Boston Corporation
Merrill Lynch & Co.
Wit Capital Corporation
c/o  Bear, Stearns & Co. Inc.
   245 Park Avenue
   New York, New York  10167


Ladies and Gentlemen:

   World Wrestling Federation Entertainment, Inc., a corporation organized and existing under the laws of Delaware (the "Company"), proposes, subject to the
                                          -------
terms and conditions stated herein, to issue and sell to Bear Stearns & Co. Inc., Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wit Capital Corporation, as representatives (the "Representatives") of the several underwriters named on Schedule I hereto
                                                        ----------
(collectively, the "Underwriters"), an aggregate of 8,000,000 shares (the "Firm
                    ------------                                           ----
Shares") of its Class A common stock, $0.01 par value (the "Common Stock") and,
------                                                      ------------
for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 1,200,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and
                       -----------------
any Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Shares are more fully described in the Registration Statement
     ------
referred to below.

   It is understood and agreed to by all parties that the Company is concurrently entering into an agreement (the "International Underwriting Agreement") providing for the sale by the Company of up to a total of 2,300,000 shares of Common Stock (the "International Shares"), including the over-allotment option thereunder, through arrangements with certain underwriters outside the United States (the "International Underwriters"), for whom Bear, Stearns International Limited, Credit Suisse First Boston (Europe) Limited and Merrill Lynch International are acting as lead managers. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the International Underwriting Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the International Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Intersyndicate Agreement") that provides, among other things, for the transfer of shares of Common Stock between the two syndicates. Two forms of the prospectus are being used in connection with the offering and sale of shares of Common Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the International Shares. The latter form of prospectus will be identical to the former except for a substitute front cover page. Except as used in Sections 2, 3, 9 and 11 herein, and except as the context may otherwise require, references hereinafter to the Shares shall include all the shares of Common Stock that may be sold pursuant to either this Agreement or the International Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

   The Company has consummated or will consummate the following transactions (each a "Concurrent Transaction" and, collectively, the "Concurrent Transactions") prior to or concurrent with the closing of the Offering (as defined herein): (i) the contribution to the Company by Vincent K. McMahon and the trust he created for the benefit of his children of the stock of World Wrestling Federation Entertainment Canada, Inc. and Stephanie Music Publishing, Inc.; (ii) the amendment and restatement of the Company's charter to authorize, among other matters, Class A and Class B common stock and the reclassification of the Company's common stock into Class A and Class B common stock at the rate of 566,670 shares for each outstanding share of common stock; and (iii) the termination of the Company's status as a Subchapter S corporation.

   1.  Representations and Warranties of the Company.  The Company represents
      ---------------------------------------------
and warrants to, and agrees with, each of the Underwriters that:

       (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-84327),
    -----------
    and any amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the "Securities
                                                                    ----------
    Act"), of shares of Common Stock, which registration statement, as amended,
    ---
    has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. The registration statement, as amended at the time it became effective, including the exhibits and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act or otherwise, is hereinafter referred to as the "Registration Statement." If
                                                  ----------------------
    the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional shares of Common Stock (a "Rule 462(b) Registration
                                                      ------------------------
    Statement"), then, unless otherwise specified, any reference herein to the
    ---------
    term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. Other than the Registration Statement, no other document has heretofore been filed with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations"),
                                                  --------------------------
    each in the form heretofore delivered to the Underwriters). No stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission. The Company, if required by the Securities Act Regulations, proposes to file a prospectus with the Commission pursuant to Rule 424(b) of the Securities Act Regulations. That prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, is hereinafter referred to as the "Prospectus," except that, if any revised prospectus or
                        ----------
    prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Shares (the

    "Offering") which differs from the Prospectus (whether or not such revised
    ---------
    prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use; provided that the term "Prospectus" shall be deemed to include any wrapper or supplement thereto prepared in connection with the distribution of any Reserved Shares (as defined in Section 2(f) below). Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a "Preliminary Prospectus." All references in this Agreement to the
              ----------------------
    Registration Statement, a Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments of or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").
                        -----

       (b) The preliminary prospectus, dated as of September 22, 1999, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement and the Prospectus, at the time the Registration Statement became effective and as of the Closing Date (as defined in Section 2(b) below), complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof (unless the term "Prospectus" refers to a prospectus that has been provided to the Underwriters by the Company for use in connection with the offering of the Shares, which differs from the Prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, in which case at the time it is first provided to the Underwriters for such use) and on the Closing Date, does not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 1(b) shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or the Prospectus. Each Preliminary Prospectus and Prospectus filed as part of the Registration Statement, as part of any amendment thereto or pursuant to Rule 424 under the Securities Act Regulations, if filed by electronic transmission pursuant to Regulation S-T under the Securities Act, was identical to the copy thereof delivered to the Underwriters for use in connection with the Offering (except as may be permitted by Regulation S-T under the Securities Act). There are no contracts or other documents required to be described in the Prospectus or filed as exhibits to the Registration Statement under the Securities Act that have not been described or filed therein, and there are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Prospectus that have not been described therein.

       (c) Each of the Company and its subsidiaries (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is currently being conducted and as described in the Prospectus, and (iii) is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing does not and could not reasonably be expected to (x) individually or in the aggregate, result in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole, (y) interfere with or adversely affect the issuance or marketability of the Shares pursuant hereto or (z) in any manner draw into question the validity of this Agreement (any of the events set forth in clauses (x), (y) or (z) being a "Material Adverse Effect").
                                                   -----------------------

       (d) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of, or subject to, any preemptive or similar rights. The Shares, when issued, delivered and sold in accordance with this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, and will not be issued in violation of, or subject to, any preemptive or similar rights. As of July 30, 1999, after giving effect to the issuance and sale of the Shares pursuant hereto, the Company would have had the pro forma consolidated capitalization as set forth in the Prospectus under the caption "Capitalization."

       (e) All of the outstanding capital stock of, or other ownership interests in, the Company's subsidiaries are owned by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance; and all such securities have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights.

       (f) Except as disclosed in the Prospectus, there are not currently, and will not be as a result of the Offering, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any of its subsidiaries.

       (g) The Common Stock (including the Shares) is registered pursuant to
     Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is listed for quotation on the Nasdaq National Market
      ------------
     ("Nasdaq").  The Company has taken no action designed to delist or
       ------
     terminate the registration of, or likely to have the effect of delisting or terminating the registration of, the Common Stock under the Exchange Act or from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

       (h) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Shares as provided herein.

       (i) This Agreement has been duly and validly authorized, executed and delivered by the Company and is the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except insofar as the indemnification and contribution provisions hereof may be limited by applicable law or equitable principles and subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

       (j) The Tax Indemnification Agreement has been duly and validly authorized, executed and delivered by the Company and is the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except insofar as the indemnification and contribution provisions thereof may be limited by applicable law or equitable principles and subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

       (k) Neither the Company nor any of its subsidiaries is, nor after giving effect to the Offering will be, (i) in violation of its charter or bylaws,
     (ii) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it is or may be bound or to which any of its properties is or may be subject, or (iii) in violation of any local, state or federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree applicable to the Company or any of its subsidiaries or any of their assets or properties (whether owned or leased) other than, in the case of clauses (ii) and (iii), any default or violation that (A) could not reasonably be expected to have a Material Adverse Effect or (B) is disclosed in the Prospectus. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default by the Company under any such document or instrument, except any default that (x) could not reasonably be expected to have a Material Adverse Effect or (y) is disclosed in the Prospectus.

       (l) None of (i) the execution, delivery or performance by the Company of this Agreement, (ii) the issuance and sale of the Shares, or (iii) the consummation by the Company of the transactions contemplated hereby or of any of the Concurrent Transactions violates, conflicts with, or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time or both would constitute a default), or requires consent which has not been obtained under, or results in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of any indebtedness of the Company or any of its subsidiaries pursuant to, (A) the charter or bylaws of the Company or any of its subsidiaries, (B) any bond, debenture, note, indenture, mortgage, deed of trust, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is or may be bound or to which any of their properties is or may be subject, (C) any statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their assets or properties or (D) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, except in the case of clauses (B), (C) and (D) for such violations, conflicts, breaches, defaults, failures to obtain consent, impositions of liens or accelerations that (x) could not reasonably be expected to have a Material Adverse Effect or (y) are disclosed in the Prospectus.

       (m) Other than as described in the Prospectus, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with any court or governmental agency or authority is required for (A) the execution and delivery of and performance by the Company of the obligations hereunder, (B) the issuance and sale of the Shares, or (C) the consummation by the Company of the transactions contemplated hereby or of any of the Concurrent Transactions, except (x) such as have been obtained or made under the Securities Act and state securities or blue sky laws and regulations or such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or (y)
                                                                ----
     where the failure to obtain any such consent, approval, authorization or order of, or to make or obtain any filing, registration, qualification, license or permit could not reasonably be expected to have a Material Adverse Effect.

       (n) There is (i) no action, suit, investigation or proceeding before or by any court or governmental agency or authority now pending or, to the knowledge of the Company or any of its subsidiaries, threatened to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, or (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject or to which the business, assets, or property of the Company or any of its subsidiaries are or may be subject that, in the case of clauses (i), (ii) and (iii) above, (A) is required to be disclosed in the Prospectus and is not so disclosed, or
     (B) could reasonably be expected to have a Material Adverse Effect.

       (o) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Shares or prevents or suspends the use of the Prospectus; no injunction, restraining order or order of any kind by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Shares or prevents or suspends the sale of the Shares in any jurisdiction referred to in Section 1(c) hereof or that could adversely affect the consummation of the transactions contemplated hereby or of any of the Concurrent Transactions; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

       (p) No labor problem or disturbance with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened which could reasonably be expected to have a Material Adverse Effect.

       (q) Neither the Company nor any of its subsidiaries has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA"), which in the case of clause (A), (B) or
                                -----
     (C) above could reasonably be expected to have a Material Adverse Effect.

       (r) Neither the Company nor any of its subsidiaries has violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), lacks any permit, license or other
                    ------------------
     approval required of it under applicable Environmental Laws or is violating any term or condition of such permit, license or approval, which could reasonably be expected to have a Material Adverse Effect.

       (s) Each of the Company and its subsidiaries has (i) good and marketable title to all of the properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Prospectus or as could not reasonably be expected to have a Material Adverse Effect, (ii) peaceful and undisturbed possession of its properties under all material leases to which it is a party as lessee, (iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in the business
                         -------------
     conducted by it in the manner described in the Prospectus, except as described in the Prospectus or where the failure to hold any such Authorization could not reasonably be expected to have a Material Adverse Effect and (iv) not received any notice that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. Except where the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect, all such Authorizations are valid and in full force and effect, and each of the Company and its subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. All material leases to which the

     Company or any of its subsidiaries is a party are valid and binding, and no default by the Company or any of its subsidiaries has occurred and is continuing thereunder and, to the knowledge of the Company and its subsidiaries, no material defaults by the landlord are existing under any such lease that could reasonably be expected to have a Material Adverse Effect.


       (t) Except as described in the Prospectus, the Company and its subsidiaries own, possess or have the right to employ such patents, patent rights, licenses, inventions, copyrights, know-how, trade secrets and other proprietary or confidential information, software, systems or procedures, trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "Intellectual Property
                                                        ---------------------
     Rights") presently employed by it in connection with the businesses now
     ------
     operated by it or which are proposed to be operated by it or its subsidiaries. The Intellectual Property Rights are owned, to the Company's knowledge, free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with any asserted Intellectual Property Rights of others with respect to any of the foregoing, except as disclosed in the Prospectus or as could not reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property Rights in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person, except as disclosed in the Prospectus or could not reasonably be expected to have a Material Adverse Effect.

       (u) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of their respective officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company or any of its subsidiaries has, directly or indirectly, given or agreed to give any money, gift or similar benefit to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company or any of its subsidiaries (or assist the Company or any of its subsidiaries in connection with any actual or proposed transaction), which (i) might subject the Company or any of its subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company or any of its subsidiaries or (iii) if not continued in the future, might have a Material Adverse Effect.

       (v) All material tax returns required to be filed by the Company and each of its subsidiaries in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Company, there are no material proposed additional tax assessments against the Company or the assets or property of the Company or any of its subsidiaries. The Company has provided adequate charges, accruals and reserves as set forth in the financial statements included in the Prospectus in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined. The Company has made all filings necessary to be treated as an S corporation, as defined in
     Section 1361(a) of the Internal Revenue

     Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") from the date of the Company's election thereof through the date hereof.

       (w) Neither the Company nor any of its subsidiaries is, nor upon consummation of the transactions contemplated hereby or of any of the Concurrent Transactions will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

       (x) Except as disclosed in the Prospectus, there are no holders of securities of the Company or any of its subsidiaries who, by reason of the execution by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, have the right to request or demand that the Company or any of its subsidiaries register under the Securities Act or analogous foreign laws and regulations securities held by them, other than any such right that has been duly waived.

       (y) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with its management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with its management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences therein.

       (z) Each of the Company and its subsidiaries maintains insurance covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their respective businesses. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof, subject only to changes made in the ordinary course of business, consistent with past practice, which do not, individually or in the aggregate, materially alter the coverage thereunder or the risks covered thereby. The Company has no knowledge that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted or as presently contemplated and at a cost that would not result in a Material Adverse Effect.

       (aa) The Company has not (i) taken, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) since the date of the Preliminary Prospectus (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

       (bb) The Company and its subsidiaries and any "employee benefit plan" (as defined under ERISA) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means,
                                                       ---------------
     with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii)
     Section 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

       (cc) Subsequent to the dates as of which information is given in the Prospectus and up to the Closing Date, except as set forth in the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business, (ii) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, that will be material to the Company and its subsidiaries taken as a whole, (iii) there has not been, individually or in the aggregate, any change or development that could reasonably be expected to have a Material Adverse Effect; (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock; (v) there has been no change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any of its subsidiaries; (vi) there has been no revaluation by the Company or any of its subsidiaries of any of their assets; (vii) there has been no increase in the salary or other compensation payable or to become payable by the Company or any of its subsidiaries to any of their officers, directors, employees or advisors, nor any declaration, payment or commitment or obligation of any kind for the payment by the Company or any of its subsidiaries of a bonus or other additional salary or compensation to any such person; (viii) there has been no amendment or termination of any material contract, agreement or license to which the Company or any of its subsidiaries is a party or by which it is bound; (ix) there has been no waiver or release of any material right or claim of the Company or any subsidiary, including any write-off or other compromise of any material account receivable of the Company or any subsidiary; and (x) there has been no change in pricing or royalties set or charged by the Company or any subsidiary to their respective customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property Rights to the Company or any of its subsidiaries.

       (dd) Deloitte & Touche LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Prospectus, are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

       (ee) The financial statements, together with the related notes, included in the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as expressly stated in the related notes. The financial data set forth in the Prospectus under the captions "Prospectus SummarySummary Combined Financial and Other Data," "Selected Historical Combined Financial and Other Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Prospectus.

       (ff) Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company and any other person that would give rise to a valid claim against the Company or any of the Underwriters for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Shares.

       (gg) The statements (including the assumptions described therein) included in the Prospectus (i) are within the coverage of Rule 175(b) under the Securities Act to the extent such data constitute forward looking statements as defined in Rule 175(c) and (ii) were made by the Company with a reasonable basis and reflect the Company's good faith estimate of the matters described therein.

       (hh) Each of the Company and its subsidiaries has implemented Year 2000 compliance programs designed to ensure that its computer systems and applications will function properly beyond 1999. The Company believes that adequate resources have been allocated for this purpose and expects the Company's and its subsidiaries' Year 2000 date conversion programs to be completed on a timely basis.

       (ii) Each certificate signed by any officer of the Company and delivered to the Underwriters or Underwriters' Counsel pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

          The Company acknowledges that each of the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.


   2. Purchase, Sale and Delivery of the Shares.
      -----------------------------------------

       (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per share of $__, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereto plus
                                                        ----------
     any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

       (b) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the office of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York, 10022, or at such other place as shall be agreed upon by the Underwriters and the Company, at 10:00 A.M. on _________, 1999 (unless postponed in accordance with the provisions of Section 9 hereof) after the determination of the public offering price of the Firm Shares, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company by wire transfer
      ------------
     in same day funds, against delivery to the Underwriters of certificates for the Shares to be purchased by them. Certificates for the Firm Shares shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two full business days prior to the Closing Date. The Company will permit the Underwriters to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

       (c) In addition, the Company hereby grants to the Underwriters the option to purchase up to 1,200,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2 for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by the Underwriters to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by the Underwriters, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as an "Additional Closing Date"); provided, however,
                                  -----------------------
     that no Additional Closing Date shall be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised or later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit the Underwriters to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

       (d) The number of Additional Shares to be sold to each Underwriter shall be the number that bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number
                                              ----------
     increased as set forth in Section 9 hereof) bears to the total number of Firm Shares being purchased from the Company, subject, however, to such adjustments to eliminate any fractional shares as the Underwriters in their sole discretion shall make.

       (e) Payment for the Additional Shares being purchased at such time shall be made by wire transfer in same day funds payable to the order of the Company at the office of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York, 10022, or such other location as may be mutually acceptable, upon delivery of the certificates for such Additional Shares to the Underwriters.

       (f) The Company and the Underwriters agree that up to ______ of the Firm Shares to be purchased by the Underwriters (the "Reserved Shares") shall be
                                                      ---------------
     reserved for sale by the Underwriters to certain individuals and entities having business relationships with the Company, as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the requirements of the NASD and all applicable laws, rules and regulations. To the extent that oral confirmations for the purchase of any Reserved Shares are not received from any such individuals and entities having business relationships with the Company by the close of business on the first business day after the date of this Agreement, such Reserved Shares may be offered to the public as part of the Offering.

   3.  Offering.  Upon the Underwriters' authorization of the release of the
       --------
Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

   4.  Covenants of the Company.  The Company agrees with each of the
       ------------------------
Underwriters that:

       (a) The Company shall notify the Underwriters immediately (and, if requested by the Underwriters, shall confirm such notice in writing) (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the delivery to the Commission for filing of the Prospectus or any amendment of or supplement to the Registration Statement or the Prospectus or any document to be filed pursuant to the Exchange Act during any period when the Prospectus is required to be delivered under the Securities Act, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation or threatening of any proceeding therefor, (v) of the receipt of any comments or inquiries from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission proposes to issue or issues a stop order at any time, the Company shall make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company shall not file any post-effective amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including any revised prospectus that the Company proposes for use by the Underwriters in connection with the offering of the Shares, which differs from the prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations) to which the Underwriters or Underwriters' Counsel (as defined below) reasonably object, shall furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and shall not file any such amendment or supplement or use any such prospectus to which the Underwriters or Underwriters' Counsel reasonably object.

       (b) If any event occurs as a result of which the Prospectus would, in the reasonable judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Securities Act or the Securities Act Regulations, the Company shall notify the Underwriters promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance reasonably satisfactory to the Underwriters) that will correct such statement or omission or will effect such compliance.

       (c) The Company has delivered to the Underwriters five signed copies of the Registration Statement as originally filed, including exhibits, and all amendments thereto, and the Company shall promptly deliver to each of the Underwriters, from time to time during the period that the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus and the Registration Statement, and all amendments of and supplements to such documents, if any, as the Underwriters may reasonably request.

       (d) The Company shall endeavor, in good faith and in cooperation with the Underwriters, to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriters may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event will the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

       (e) The Company shall make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Underwriters as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs (or, if such fiscal quarter is the Company's fourth fiscal quarter, not later than 90 days after the end of such quarter), an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Securities Act Regulations).

       (f) During the period of 180 days from the date of the Prospectus, the Company shall not, directly or indirectly, without the prior written consent of Bear, Stearns & Co. Inc. ("Bear Stearns"), issue, offer or agree
                                           ------------
     to sell, grant any option for the sale of, pledge, make any short sale of, maintain any short position with respect to, establish or maintain a "put equivalent position" (within the meaning of Rule 16a-1(h) under the Exchange Act) with respect to, enter into any swap, derivative transaction or other arrangement (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) that transfers to another, in whole or in part, any of the economic consequences of ownership or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or interest therein of the Company or any capital stock of any of its subsidiaries, except that the Company may issue (i) shares of Common Stock and options to purchase shares of Common Stock under its 1999 Long-Term Incentive Plan, (ii) shares of Common Stock in connection with strategic relationships and acquisitions of businesses, technologies and products complementary to those of the Company, so long as the recipients of such shares agree to be bound by a lock-up agreement, substantially in the form of Exhibit B hereto (which shall provide that any transferees and
                 ---------
     assigns of such recipients will be bound by the lock-up agreement), for the remainder of such 180-day period.

       (g) During a period of three years from the date of the Prospectus, the Company shall furnish to the Underwriters copies of (i) all reports to its stockholders and (ii) all reports, financial statements and final proxy or information statements filed by the Company with the Commission or any national securities exchange.

       (h) The Company shall apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

       (i) If the Company elects to rely upon Rule 462(b) of the Securities Act Regulations, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission shall have been complied with to the Underwriters' reasonable satisfaction.

       (j) The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, shall file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods set forth in the Exchange Act and the rules and regulations thereunder.

   5.  Payment of Expenses.  Whether or not the transactions contemplated by
       -------------------
this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (a) the preparation, printing, duplication, filing and distribution of the Registration Statement, as originally filed and all amendments thereto (including all exhibits thereto), any Preliminary Prospectus, the Prospectus and any amendments thereof or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement, the Agreement Among Underwriters and the Selling Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (b) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (c) the qualification of the Shares under state or foreign securities or blue sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Memorandum" and the fees of counsel in connection therewith and such counsel's disbursements in relation thereto, (d) the listing of the Shares for quotation on Nasdaq, (e) the filing fees of the Commission and the NASD, (f) the cost of printing certificates representing the Shares, (g) the costs and charges of any transfer agent or registrar, and (h) all costs and expenses incurred by the Underwriters, including the fees and disbursements of Underwriters' Counsel, solely in connection with the Reserved Shares.

   6.  Conditions of Underwriters' Obligations.  The obligation of the
       ---------------------------------------
Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6, "Closing Date" shall refer to the
                                               ------------
Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to the Underwriters or to Latham & Watkins ("Underwriters' Counsel") pursuant to this Section 6 of any material
          ---------------------
misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

       (a) Prior to the Closing Date, the Registration Statement shall have become effective and, on the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or any proceedings therefor initiated or, to the Company's knowledge, threatened by the Commission. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations within the prescribed time period and, prior to or on the Closing Date, the Company shall have provided evidence reasonably satisfactory to the Underwriters of such timely filing.

       (b) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it on or prior to the Closing Date.

       (c) The Prospectus shall have been printed and copies distributed to the Underwriters not later than 10:00 a.m., New York City time, on the second business day following the date of this Agreement or at such later date and time as to which the Underwriters may agree, and no stop order suspending the qualification or exemption from qualification of the Shares in any jurisdiction referred to in Section 4(d) shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or threatened by the Commission.

       (d) No action shall have been taken, and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance of the Shares; and no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that (i) could reasonably be expected to have a Material Adverse Effect or (ii) has not been disclosed in the Prospectus.

       (e) Since the dates as of which information is given in the Prospectus and except as contemplated by the Prospectus, (i) there shall not have been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or any material increase in the short-term debt, of the Company or any of its subsidiaries from that set forth in the Prospectus, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock, (iii) neither the Company nor any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole and that are required to be disclosed on a balance sheet or in notes thereto in accordance with generally accepted accounting principles and are not disclosed in the Prospectus. Since the date hereof and since the dates as of which information is given in the Prospectus, there shall not have occurred any Material Adverse Effect.

       (f) The Underwriters shall have received a certificate, dated the Closing Date, signed on behalf of the Company by each of the Company's Chief Executive Officer and Chief Financial Officer, in form and substance reasonably satisfactory to the Underwriters, confirming, as of the Closing Date, the matters set forth in paragraphs (a) through (e) of this Section 6 and that, as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed in all material respects.

       (g) The Underwriters shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters and Underwriters' Counsel, of Kirkpatrick & Lockhart LLP, counsel for the Company, to the effect set forth in Exhibit A hereto.
                                         ---------

       (h) The Underwriters shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, of Latham & Watkins, counsel to the Underwriters, covering such matters as are customarily covered in such opinions.

       (i) Latham & Watkins shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 6 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

       (j) At the time this Agreement is executed and on the Closing Date the Underwriters shall have received from Deloitte & Touche LLP, independent public accountants for the Company and its subsidiaries, dated, respectively, as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters and Underwriters' Counsel with respect to the financial statements and certain financial information of the Company and its subsidiaries contained in the Prospectus.

       (k) At the time this Agreement is executed, the Underwriters shall have received a "lock-up" agreement, substantially in the form attached as Exhibit B hereto, from each of the officers, directors and stockholders of
     ---------
     the Company identified on Schedule II hereto.
                               -----------

       (l) On the Closing Date, the Shares shall have been approved for quotation on Nasdaq.

       (m) At the time this Agreement is executed and on the Closing Date, the NASD shall not have withdrawn, or given notice of an intention to withdraw, its approval of the fairness of the terms and arrangements of the underwriting of the offering of the Shares by the Underwriters.

       (n) On the Closing Date, the Tax Indemnification Agreement among the Company, Stephanie Music Publishing, Inc., Vincent K. McMahon and the Vincent K. McMahon Irrevocable Deed of Trust, in the form included as an exhibit to the Registration Statement at the time the Registration Statement was declared effective by the Commission, or in such other form satisfactory to the Underwriters and Underwriters' Counsel, shall have been executed and delivered by the parties thereto.

       (o) On the Closing Date, the Company shall have consummated each of the Concurrent Transactions, and the Underwriters shall have been provided evidence, to their satisfaction, of the consummation thereof.

       (p) Each of the agreements filed as exhibits to the Registration Statement shall be in full force and effect, and no party to any such agreement shall have given any notice of termination or amendment of any material provision thereof, or of any intention to terminate or amend any material provision thereof, to any other party, and no event shall have occurred that would prevent any party from substantially performing its obligations under such agreements.

       (q) All opinions, certificates, letters and other documents required by this Section 6 to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters. The Company shall furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as Bear Stearns reasonably requests. Prior to or on the Closing Date, the

     Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

     If any of the conditions specified in this Section 6 have not been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Underwriters or to Underwriters' Counsel pursuant to this Section 6 are not in all material respects reasonably satisfactory in form and substance to the Underwriters and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by the Underwriters on, or at any time prior to, the Closing Date, and the obligations of the Underwriters to purchase Additional Shares may be canceled by the Underwriters on, or at any time prior to, the applicable Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telecopy, telex or telegraph, confirmed in writing.

         7.  Indemnification.
             ---------------

             (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing for or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case (i) to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of, or is based upon, any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein and (ii) with respect to any preliminary prospectus or preliminary prospectus supplement to the extent that any such loss, claim, damage or liability results from the fact that an Underwriter sold Shares to a person as to whom it shall be established that there was not sent or given, at or prior to written confirmation of such sale, a copy of the prospectus or prospectus supplement as then amended or supplemented in any case where such delivery is required by the Securities Act if the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and with sufficient time to effect a recirculation pursuant to Rule 461 under the Securities Act, and the loss, claim, damage or liability of the Underwriters results from an untrue statement or omission of a material fact contained in the preliminary prospectus or preliminary prospectus supplement that was identified in writing prior to the effective date of the registration statement to such Underwriter and corrected in the prospectus or prospectus supplement as then amended, and such correction would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity agreement will be in addition to any liability that the Company may otherwise have, including under this Agreement.

             (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including, but not limited to, reasonable attorneys' fees and any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related preliminary prospectus, preliminary prospectus supplement or prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability that any Underwriter may otherwise have, including under this Agreement.

             (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable period of time after notice of commencement of the action, or
     (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above, shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; provided, however, that such consent was not unreasonably withheld.

             8.  Contribution.  In order to provide for contribution in
                 ------------
circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, liabilities, claims, damages and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or an Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the preceding provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses
(i) and (ii) of the fifth sentence of this Section 8. Any party entitled to contribution shall, promptly after receipt of notice of the commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the failure so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided, however, that such consent was not unreasonably withheld.

        9.  Default by an Underwriter.
            -------------------------

            (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by the Underwriters pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, as the case may be, the Firm Shares or Additional Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions that the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number
                               ----------
     of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

            (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, the Underwriters may in their discretion arrange for themselves or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares to which such default relates on the terms contained herein. In the event that within five calendar days after such a default the Underwriters do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell Additional Shares, shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

            (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters or by another party or parties as aforesaid, the Underwriters or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment of or supplement to the Registration Statement or the Prospectus that, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares or Additional Shares.

        10. Survival of Representations and Agreements.  All representations and
            ------------------------------------------
warranties, covenants and agreements of the Underwriters and the Company contained in this

Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in
Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors, or any controlling person of the Company, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in
Section 1 and the agreements contained in Sections 5, 7, 8, 11(d) and 12 hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

        11. Effective Date of Agreement; Termination.
            ----------------------------------------

            (a) This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

            (b) The Underwriters shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase Additional Shares at any time prior to the relevant Additional Closing Date, as the case may be, if on or prior to such date (i) the Company fails, refuses or is unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the obligations of the Underwriters hereunder provided in Section 6 is not fulfilled when and as required in any material respect, (iii) in the reasonable judgment of the Underwriters any change of circumstance occurs since the respective dates as of which information is given in the Prospectus that could have a Material Adverse Effect, other than as set forth in the Prospectus, or (iv) (A) any domestic or international event or act or occurrence has materially adversely affected, or in the reasonable judgment of the Underwriters will in the immediate future materially adversely affect, the market for the Company's securities or for securities in general; or (B) trading in securities generally on the NYSE or quotations on Nasdaq is suspended or materially limited, or minimum or maximum prices for trading are established, or maximum ranges for prices for securities are required, on such exchange, or by such exchange or other regulatory body or governmental authority having jurisdiction; or (C) a banking moratorium is declared by federal or state authorities, or a moratorium in foreign exchange trading by major international banks or persons is declared; or (D) there is an outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which is, in the Underwriters' judgment, to make it inadvisable or impracticable to proceed with the offering, sale and delivery of the Firm Shares or Additional Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus; or (E) there is such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States is such as, in the Underwriters' reasonable judgment, makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus.

            (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telecopy, telex, or telegraph, confirmed in writing by letter.

            (d) If this Agreement is terminated pursuant to any of the provisions hereof (other than pursuant to Section 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company shall, subject to demand by the Underwriters, reimburse the Underwriters for all reasonable out-of-pocket expenses (including the fees and expenses of their counsel) incurred by the Underwriters in connection herewith.

        12.  Underwriters' Information.  The Company and the Underwriters
             -------------------------
severally acknowledge that the statements set forth in (i) the last paragraph of the outside front cover of the Prospectus concerning the delivery of Shares to the Underwriters and the offering of such Shares by the Underwriters, (ii) the fourth paragraph under the caption "Plan of Distribution" in the Prospectus concerning the proposed public offering price, discount and concessions, (iii) the seventh, eighth, ninth and tenth paragraphs under the caption "Plan of Distribution" in the Prospectus concerning the intersyndicate agreement, (iv) the twelfth and thirteenth paragraphs under the caption "Plan of Distribution" in the Prospectus concerning Wit Capital and (v) the fifteenth paragraph under the caption "Plan of Distribution" in the Prospectus concerning transactions that stabilize, maintain or otherwise affect the price of the Common Stock, constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement, any related Preliminary Prospectus or preliminary prospectus supplement or the Prospectus, or in any amendment thereof or supplement thereto, as the case may be.

        13.  Notices. All communications hereunder, except as may be otherwise
             -------
specifically provided herein, shall be in writing and, if sent to the Underwriters, shall be mailed, delivered, telegraphed or telecopied (and which shall be confirmed in writing) to the Underwriters, c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department, telecopy number: (212) 272-3092, and, if sent to the Company, shall be mailed, delivered, telegraphed or telecopied (and which shall be confirmed in writing) to World Wrestling Federation Entertainment, Inc., 1241 East Main Street, Stamford, CT 06902, Attention: August J. Liguori, telecopy number:
(203) 359-5125, with a copy to Kirkpatrick & Lockhart LLP, 1500 Oliver Building, Pittsburgh, PA 15222, Attention: Michael C. McLean.

        14.  Parties.  This Agreement shall inure solely to the benefit of,
             -------
and shall be binding upon, the Underwriters, the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

        15.  Construction.  This Agreement shall be construed in accordance
             ------------
with the internal laws of the State of New York applicable to agreements made and to be performed within New York, without giving any effect to any provisions thereof relating to conflicts of law. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

        16.  Captions.  The captions included in this Agreement are included
             --------
solely for convenience of reference and are not to be considered a part of this Agreement.

        17.  Counterparts.  This Agreement may be executed in various
             ------------
counterparts, which together shall constitute one and the same instrument.

   If the foregoing correctly sets forth the understanding among the Underwriters and the Company, please sign in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                              Very truly yours,

                              World Wrestling Federation Entertainment, Inc.


                              By: ________________________________
                                  Name:
                                  Title:



Accepted as of the date first above written:


BEAR, STEARNS & CO. INC.


By: ________________________________
    Name:
    Title:


CREDIT SUISSE FIRST BOSTON CORPORATION


By: ________________________________
    Name:
    Title:


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By: ________________________________
    Name:
    Title:


WIT CAPITAL CORPORATION


By: ________________________________
    Name:
    Title:

                                  SCHEDULE I



                                                               Number of Firm
Name of Underwriter                                       Shares to be Purchased
-------------------                                       ----------------------

Bear, Stearns & Co. Inc.
Credit Suisse First Boston Corporation...................
Merrill Lynch, Pierce, Fenner & Smith Incorporated.......
Wit Capital Corporation..................................



Total...................................................................

                                  SCHEDULE II


      Individuals Delivering a Lock-Up Agreement Pursuant to Section 6(k)


Vincent K. McMahon
Vincent K. McMahon Irrevocable Deed of Trust
Linda E. McMahon
August J. Liguori
James K. Bell
James E. Byrne
Ed Cohen
Kevin Dunn
Edward L. Kaufman
Shane McMahon
James W. Ross
James A. Rothschild
Frank G. Serpe

                                                                       Exhibit A

                 Form of Opinion of Kirkpatrick & Lockhart LLP

          1. Each of the Company and its subsidiaries that have been identified to such counsel by the Company as being "significant subsidiaries," as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Securities Act (the "Significant Subsidiaries"), (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, (ii) has the corporate power and authority to own, lease and operate its properties and to carry on its business as it is being conducted and as described in the Prospectus, and (iii) is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification and being in good standing, except where the failure to be so qualified or in good standing does not and could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

          2. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of or subject to any statutory preemptive rights. The authorized, issued and outstanding capital stock of the Company conforms in all material respects to the description thereof set forth in the Prospectus.

          3. The Shares, when issued, delivered and sold in accordance with the Underwriting Agreement, will be duly authorized and validly issued, fully paid and nonassessable, and will not be issued in violation of or subject to any statutory preemptive rights.

          4. All of the outstanding capital stock of or other ownership interests in the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of or subject to any statutory preemptive rights, and are owned by the Company free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance.

          5. Except as disclosed in the Prospectus, there are not currently, and will not be as a result of the Offering, any outstanding rights, warrants, or options to acquire or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any of its subsidiaries.

          6.  The Common Stock (including the Shares) is registered pursuant to
Section 12(g) of the Exchange Act and the Shares are approved for quotation on Nasdaq.

          7. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement and to consummate the transactions contemplated thereby and the Concurrent Transactions, including, without limitation, the corporate power and authority to issue, sell and deliver the Shares as provided therein.

          8. The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company.

          9. The Tax Indemnification Agreement has been duly and validly authorized, executed and delivered by each of the Company, Stephanie Music Publishing, Inc., Vincent K. McMahon and the Vincent K. McMahon Irrevocable Deed of Trust and is the legal, valid and binding agreement of each of the Company, Stephanie Music Publishing, Inc., Vincent K. McMahon and the

Vincent K. McMahon Irrevocable Deed of Trust, enforceable against each of the Company, Stephanie Music Publishing, Inc., Vincent K. McMahon and the Vincent K. McMahon Irrevocable Deed of Trust in accordance with its terms.

          10. The Registration Statement and Prospectus comply as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations. There are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein, and such descriptions or references are correct in all material respects.

          11. The Registration Statement has become effective under the Securities Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Securities Act Regulations have been made.

          12. None of (A) the execution, delivery or performance by the Company of the Underwriting Agreement, (B) the issuance and sale of the Shares, or (C) the consummation by the Company of any Concurrent Transaction violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time or both would constitute a default), or requires consent which has not been obtained under, or results in the imposition of a lien or encumbrance on any properties of the Company or any of its Significant Subsidiaries, or an acceleration of any indebtedness of the Company or any of its Significant Subsidiaries pursuant to,
(i) the charter or bylaws of the Company or any of its Significant Subsidiaries,
(ii) any bond, debenture, note, indenture, mortgage, deed of trust, contract or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries or their property is or may be bound, which bond, debenture, note, indenture, mortgage, deed of trust, contract or other agreement or instrument is filed as an exhibit to the Registration Statement (iii) any statute, rule or regulation applicable to the Company or any of its Significant Subsidiaries or any of their assets or properties or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of their assets or properties, except in the case of clauses (ii), (iii) and (iv) for such violations, conflicts, breaches, defaults, failures to obtain consents, impositions of liens or accelerations that (x) could not reasonably be expected to have a Material Adverse Effect or (y) are described in the Prospectus.

          13. Other than as described in the Prospectus, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with any court or governmental agency or authority is required for
(1) the execution and delivery of and performance by the Company of its obligations under the Underwriting Agreement, (2) the issuance and sale of the Shares, or (3) the consummation by the Company of any Concurrent Transaction, except (i) such as have been obtained or made under the Securities Act and state securities or blue sky laws and regulations or such as may be required or (ii) where the failure to obtain any such consent, approval, authorization or order, or to make or obtain any filing, registration, qualification, license or permit could not reasonably be expected to have a Material Adverse Effect.

          14. Neither the Company nor any of its Significant Subsidiaries is, nor upon consummation of the transactions contemplated by the Underwriting Agreement or of any of the

Concurrent Transactions will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          15. There is (i) no action, suit, investigation or proceeding before or by any court or governmental agency or authority now pending or, to the knowledge of such counsel, threatened to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be subject, (ii) to the knowledge of such counsel, no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, or (iii) no injunction, restraining order or order of any nature, to the knowledge of such counsel, by a federal or state court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject or to which the business, assets or property of the Company or any of its subsidiaries are or may be subject that, in the case of clauses (i), (ii) and (iii) above, (x) is required to be disclosed in the Prospectus and that is not so disclosed, or (y) could reasonably be expected to have a Material Adverse Effect.

          16. The statements under the captions "Reclassification of Stock and Prior Subchapter S Corporation Status," ["BusinessLegal Proceedings,"] "ManagementLong-Term Incentive Plan," "Description of Capital Stock," "Shares Eligible for Future Sale," and "United States Federal Tax Considerations to Non-United States Holders" in the Prospectus and Items 14 of Part II of the Registration Statement, in each case, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information required with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

          We have participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company, the Underwriters and their representatives at which the contents of the Registration Statement and Prospectus and related matters were discussed, and no facts have come to our attention which led us to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434 of the Securities Act Regulations, if applicable), or any amendment thereof prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (excluding all financial statements and related notes, the financial statement schedules and other financial and statistical data included therein).

                                                                       Exhibit B

                               Lock-Up Agreement

September ___, 1999

BEAR, STEARNS & CO. INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH
              INCORPORATED
WIT CAPITAL CORPORATION
as Representatives of the several U.S. Underwriters
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

BEAR, STEARNS INTERNATIONAL LIMITED
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
MERRILL LYNCH INTERNATIONAL
as Representatives of the several International Underwriters
c/o Bear, Stearns International Limited
[245 Park Avenue]
[New York, New York 10167]

     Re:  World Wrestling Federation Entertainment, Inc.
          ----------------------------------------------

Ladies and Gentlemen:

          In consideration of (a) the agreement of the several U.S. Underwriters, for which Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wit Capital Corporation intend to act as U.S. Representatives, and (b) the agreement of the several International Underwriters, for which Bear, Stearns International Limited, Credit Suisse First Boston (Europe) Limited and Merrill Lynch International intend to act as International Representatives, to underwrite a proposed public offering (the "Offering") of shares of Class A common stock, $.01 par value (the "Common Stock"), of World Wrestling Federation Entertainment, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), as contemplated by a registration statement on Form S-1 filed with the Securities and Exchange Commission, the undersigned hereby (i) agrees that the undersigned will not, directly or indirectly, during a period of one hundred eighty (180) days from the date of the final prospectus for the Offering (the "Lock-Up Period"), without the prior written consent of Bear, Stearns & Co. Inc., issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale of, maintain any short position with respect to, establish or maintain a "put equivalent position" (within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended) with respect to, enter into any swap, derivative transaction or other arrangement (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) that transfers to another, in whole or in part, any of the economic consequences of ownership, or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or interest therein of the Company or any capital stock of any of its subsidiaries, and (ii) authorizes the Company during the Lock-Up Period to cause the transfer agent for the Common Stock to decline to transfer or to note stop transfer restrictions on the transfer books and records of the Company with respect to, any shares of Common Stock and any securities convertible into or exercisable or exchangeable for Common Stock for which the undersigned is the record holder and, in the case of any such shares or securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder thereof to cause the transfer agent to decline to transfer or to note stop transfer restrictions on such books and records with respect to, such shares or securities.

          The undersigned further agrees, from the date hereof until the end of the Lock-Up Period, the undersigned will not exercise and will waive his, her or its rights, if any, to require the Company to register any shares of Common Stock beneficially owned by the undersigned.

          The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents necessary in connection with any enforcement hereof. The obligations of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.



                                    Very truly yours,


                                    [See list of parties to execute lock-ups]